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                                                                    Exhibit 2.01
                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of March 22, 2000 by and among Mirror Image Internet, Inc., a Delaware corporation (the "Company"), Xcelera.com Inc., a Cayman Islands corporation and a majority stockholder of the Company ("Xcelera"), and Exodus Communications, Inc., a Delaware corporation (the "Investor").

     Whereas, the Company desires to sell to the Investor, and the Investor desire to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

     Now, therefore, the parties hereby agree as follows:

     1.    AGREEMENT TO PURCHASE AND SELL STOCK.
           ------------------------------------

           1.1  Authorization. As of the Closing (as defined below), the Company
                -------------
will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 8,213,552 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

           1.2  Agreement to Purchase and Sell. Subject to the terms and
                ------------------------------
conditions of this Agreement, at the Closing referred to in Section 2 below, the Company agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, 8,213,552 shares of Common Stock at a price of $19.48 per share. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

     2.    CLOSING.  The purchase and sale of the Purchased Shares will take
           -------
place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at 10:00 a.m. Pacific Time, on the second business day after all of the conditions to closing set forth in Sections 7 and 8 hereof have been satisfied and/or waived (other than conditions which are not capable of being satisfied until the Closing Date) in accordance with this Agreement, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor a certificate representing the Purchased Shares against delivery to the Company by the Investor of the full purchase price of such Purchased Shares, paid by (a) a wire transfer of funds to the Company in the amount of $50,000,000, and (b) a certificate representing 734,950 shares of the Investor's common stock, $0.01 par value per share registered in the name of the Company ("Investor Common Shares").

     3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the Company
           ---------------------------------------------
and Xcelera hereby represents and warrants to the Investor that, except as disclosed in the Company disclosure letter (the "Company Disclosure Letter") delivered by the Company and Xcelera to Exodus herewith, the statements in the following paragraphs of this Section 3 are all true and complete:

           3.1  Organization, Good Standing and Qualification. The Company has
                ---------------------------------------------
been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement dated as of March 22, 2000 between the Company and the Investor (the "Commercial Agreement"), to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to do intrastate business as the Company's business is currently conducted and as presently proposed to be conducted by the Company, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company taken as a whole (a "Material Adverse Effect").
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           3.2  Capitalization. The capitalization of the Company as of the date
                --------------
of this Agreement consists of, and, except as the capitalization may change on conversion of outstanding shares of Preferred Stock or exercise of outstanding options, immediately prior to the Closing will consist of, the following:

                (a) Preferred Stock. A total of 23,508,644 authorized shares of
                    ---------------
preferred stock, $0.01 par value per share (the "Preferred Stock"), all of which are designated as Series A Preferred Stock ("Series A Stock") and all of which will be issued and outstanding and owned by Xcelera.

                (b) Common Stock. A total of 255,000,000 authorized shares of
                    ------------
common stock, $0.01 par value per share (the "Common Stock"), of which 112,398,000 shares will be issued and outstanding, 101,832,000 of which are owned by Xcelera.

                (c) Options, Warrants, Reserved Shares. Except for (i) the
                    ----------------------------------
conversion privileges of the Series A Stock, and (ii) the 29,911,338 shares of Common Stock reserved for issuance under the Company's Amended and Restated 1999 Stock Incentive Plan (the "Stock Plan") and non-plan option grants under which options to purchase 28,613,403 shares are outstanding, there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this Section 3.2(c), and except for rights of first refusal held by the Company to purchase shares of its stock issued under the Company's Stock Plan, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                (d) The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable.

           3.3  Subsidiaries. The Company does not presently own or control,
                ------------
directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

           3.4  Due Authorization. All corporate action on the part of the
                -----------------
Company's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

           3.5  Valid Issuance of Stock.
                -----------------------

                (a) The Purchased Shares, when issued and paid for as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than those created by the Investor.

                (b) Based in part on the representations made by the Investor in
Section 5 hereof, the offer and sale of the Purchased Shares solely to the Investor in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States of California and Massachusetts.

           3.6  Governmental Consents. No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement except for (i) the filings required by the Hart-
                             ------ ---
Scott-Rodino Antitrust Improvements Act (the "HSR Act"), (ii) such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement, and (iii) those which would not be, individually or in the aggregate, material to the Company. All such qualifications and filings (other than those described in clause (i) -
(iii), will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

           3.7  Litigation. At the date of this Agreement, there is no action,
                ----------
proceeding, claim or investigation pending or, to the Company's or Xcelera's knowledge, threatened against the Company or any subsidiary before any court or administrative agency. At the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or as to which the Company has received any notice of assertion against the Company, which in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement.

           3.8  Invention Assignment and Confidentiality Agreement. Each
                --------------------------------------------------
employee of the Company has entered into and executed an Invention Assignment and Confidentiality Agreement or an employment or consulting agreement containing substantially similar terms.

           3.9 Status of Proprietary Assets. The Company owns all right, title
               ----------------------------
and interest in, or has the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, mask works, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights that are material to or reasonably necessary to the conduct of its business as presently conducted or proposed to be conducted ("Company Intellectual Property"). The Company has taken reasonable measures to protect all material Company Intellectual Property and neither the Company nor Xcelera is aware of any infringement of any Company Intellectual Property by any third party. The Company is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. To the knowledge of the Company, the business of the Company as conducted as of the date hereof does not and the business of the development, production, marketing, licensing and sale of commercial products and services as currently contemplated by the Company using the Company Intellectual Property after the Closing, will not cause the Company or any successor entity to, infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and, as of the date of this Agreement, neither the Company nor Xcelera has received any written claim or notice of infringement or potential infringement of the intellectual property of any other person. To the knowledge of the Company, the Company is not using any confidential information or trade secrets of any former employer of any past or present employees. The Company has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license or distribute any of its products or services in any market segment or geographic location.

           3.10  Compliance with Law and Documents. The Company is not in
                 ---------------------------------
violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the Company's knowledge, except for any violations that individually and in the aggregate would not have a material adverse effect on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any written notice of any material violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company's Certificate of Incorporation or Bylaws, any material judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any material agreement or contract of the Company, or, to the Company's knowledge, a material violation of any statute, law, regulation or order, or an event which results in the creation of any material lien, charge or encumbrance upon any asset of the Company.

           3.11  Registration Rights. Except as provided in the Investors'
                 -------------------
Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

           3.12  Title to Property and Assets. The properties and assets the
                 ----------------------------
Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with such leases.

           3.13  Financial Statements. Attached to this Agreement as Exhibit A
                 --------------------                                ---------
is an audited balance sheet of the Company dated June 30, 1999 (the "Balance Sheet Date"), and an audited income statement and statement of changes in cash flows of the Company for its six months ended June 30, 1999 (all such financial statements being collectively referred to herein as the "Financial Statements"). Such financial statements (a) are in accordance with the books and records of the Company, (b) present fairly in all material respects the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

           3.14  Certain Actions. Since the Balance Sheet Date, the Company has
                 ---------------
carried on its business in the ordinary course in all material respects substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except in connection with the transactions contemplated by this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement and the Commercial Agreement, since the Balance Sheet Date (and through the date of this Agreement with respect to Section 3.14(a)) there has not been with respect to the Company:

                 (a) any change in the financial condition, properties, assets, liabilities, business or results of operations, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, have had or is reasonably likely to have a material adverse effect;

                 (b) any contingent liability incurred thereby as guarantor or surety with respect to the obligations of others;

                 (c) any mortgage, encumbrance or lien placed on any of the material assets or properties thereof other than in connection with equipment leases in the ordinary course of business or the Company's lease of its headquarters;

                 (d) any obligation or liability for borrowed money incurred thereby other than in the ordinary course of business, which obligations or liabilities do not exceed in the aggregate $150,000;

                 (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the material properties, assets or goodwill thereof other than in the ordinary course of business;

                 (f) any damage, destruction or loss, whether or not covered by insurance, that would have or is reasonably likely to have a material adverse effect;

                 (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, stock dividend, combination or recapitalization of the capital stock thereof, any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

                 (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                 (i) any loss of key executive, management or development personnel thereof that has had or would have a material adverse effect on the Company;

                 (j) any payment or discharge of a lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Financial Statements or (ii) incurred in the ordinary course after the Balance Sheet Date;

                 (k) any obligation or liability incurred thereby to any of its officers, directors, stockholders or affiliates, or any loans or advances made thereby to any of its officers, directors, stockholders or affiliates, except normal compensation and expense allowances payable to officers;

                 (l) any amendment or change in the Certificate of Incorporation or Bylaws of the Company;

                 (m) except in connection with the issuance of the Series A Stock, any issuance or sale of any debt or equity securities (including but not limited to stock) thereby or of any options or other rights to acquire from the Company, directly or indirectly, any debt or equity securities (including but not limited to stock) thereof other than shares of Company Common Stock issued upon exercise of Company options issued pursuant to the Stock Plan; or

                 (n) any deferral of the payment of any accounts payable outside the ordinary course or in an amount which is material or any discount, accommodation or other concession made outside the ordinary course in order to accelerate or induce the collection of any receivable.

           3.15  Agreements and Commitments.
                 --------------------------

                 (a) There are no agreements between the Company or Xcelera and any of the Company's or Xcelera's officers, directors, affiliates, or any affiliate thereof, and the Company does not contemplate entering into such agreements between the date of this Agreement and the Closing Date.

                 (b) There are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $150,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company providing for payments in excess of $150,000, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

           3.16  ERISA Plans.  The Company does not have any Employee Pension
                 -----------
Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

           3.17  Insurance.  The Company has in full force and effect fire and
                 ---------
casualty insurance policies as are reasonable in amount (subject to reasonable deductibles) for the business of the Company.

           3.18  Tax Returns and Payments. The Company has timely filed all
                 ------------------------
federal and all material state and foreign tax returns and reports required by law and has never been audited by any state, federal or foreign taxing authority. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Company Disclosure Letter.

           3.19 Labor Agreements and Actions. The Company is not bound by or
                ----------------------------
subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

           3.20  Real Property Holding Corporation Status. Since its inception
                 ----------------------------------------
the Company has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations.

           3.21  Purchase for Own Account. The Investor Common Shares to be
                 ------------------------
received by the Company hereunder will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, except pursuant to the shelf registration statement on Form S-3 to be filed by the Investor pursuant to the Registration Rights Agreement. The Company also represents that the Company has not been formed for the specific purpose of acquiring the Investor Common Shares.


           3.22 Disclosure of Information. The Company has received or has had
                -------------------------
full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Investor Common Shares to be received by the Company under this Agreement. The Company further has had an opportunity to ask questions and receive answers from the Investor regarding the terms and conditions of the offering of the Investor Common Shares and to obtain additional information (to the extent the Investor possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Company or to which the Company had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Investor in Section 5.

           3.23  Investment Experience. The Company understands that the receipt
                 ---------------------
of the Investor Common Shares involves substantial risk. The Company: (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Company is able to fend for itself, can bear the economic risk of the Company's investment in the Investor Common Shares and has such knowledge and experience in financial or business matters that the Company is capable of evaluating the merits and risks of this investment in the Investor Common Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Investor and certain of its officers, directors or controlling persons of a nature and duration that enables the Company to be aware of the character, business acumen and financial circumstances of such persons.

           3.24  Accredited Investor Status. The Company is an "accredited
                 --------------------------
investor" within the meaning of Regulation D promulgated under the Securities
Act.

           3.25  Restricted Securities. The Company understands that the
                 ---------------------
Investor Common Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Investor in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Company is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Company understands that the Investor is under no obligation to register any of the securities sold hereunder except as provided in the Registration Rights Agreement.

           3.26  Further Limitations on Disposition. Without in any way limiting
                 ----------------------------------
the representations set forth above, the Company further agrees not to make any disposition of all or any portion of the Investor Common Shares unless and until:

                 (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (b) the Company shall have notified the Investor of the proposed disposition and shall have furnished the Investor with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Company or its transferee, with an opinion of counsel, reasonably satisfactory to the Investor, that such disposition will not require registration of such securities under the Securities Act.

Paragraphs (a) and (b) above shall not be applicable: (i) for any transfer of any Investor Common Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Investor Common Shares to (A) a stockholder, or (B) the estate of any such stockholder; provided that in each of the foregoing cases
                                --------
(other than a Rule 144 transfer) the transferee agrees in writing to be subject to the terms of Sections 3.21, 3.22, 3.23, 3.25, 3.26 and 3.27 to the same extent as if the transferee were the Company.

           3.27  Legends. It is understood that the certificates evidencing the
                 -------
Investor Common Shares (and any securities issued in respect of the Investor Common Shares upon any stock split, stock dividend, merger, reorganization or recapitalization) will bear the legend set forth below:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Investor from any certificate evidencing Investor Common Shares in connection with a disposition pursuant to a registration statement under the Securities Act or upon delivery to the Investor of an opinion by counsel, reasonably satisfactory to the Investor that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Investor issued the Investor Common Shares.

           3.28  Disclosure.  As of the date of this Agreement, to the actual
                 ----------
knowledge of Alexander Vik, Cos Santullo, Timo Aittola, David Wu, Robert Hammond, Paul Christen, Martin Alsen or Gustav Vik, neither this Agreement, its exhibits and schedules and the Company Disclosure Letter, nor any agreements delivered by the Company or Xcelera to the Investor under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.    REPRESENTATIONS AND WARRANTIES OF XCELERA. Xcelera hereby represents
           -----------------------------------------
and warrants to the Investor that the statements in the following paragraphs of this Section 4 are all true and complete:

           4.1   Organization, Good Standing and Qualification. Xcelera has been
                 ---------------------------------------------
duly incorporated and organized, and is validly existing in good standing, under the laws of the Cayman Islands. Xcelera has the corporate power and authority to enter into and perform this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement.

           4.2   Due Authorization. All corporate action on the part of
                 -----------------
Xcelera's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Xcelera under, this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement, when executed and delivered, will constitute, valid and legally binding obligations of Xcelera, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

           4.3  Governmental Consents. No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Xcelera in order to enable Xcelera to execute, deliver and perform its obligations under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement except for the filings required by the HSR Act and those which would not be,
------ ---
individually or in the aggregate, material to Xcelera.

           4.4  Compliance with Law and Documents. The execution, delivery and
                ---------------------------------
performance of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, Xcelera's organizational documents, any material judgment, order or decree of any court or arbitrator to which Xcelera is a party or is subject, any material agreement or contract of Xcelera, or, to Xcelera's knowledge, a material violation of any statute, law, regulation or order, or an event which results in the creation of any material lien, charge or encumbrance upon any asset of Xcelera.

     5.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR.  The
           --------------------------------------------------------------
Investor hereby represents and warrants to, and agrees with, the Company and Xcelera that:

           5.1  Organization, Good Standing and Qualification. The Investor has
                ---------------------------------------------
been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Investor has the corporate power and authority to enter into and perform this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Investor is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to do intrastate business as the Investor's business is currently conducted and as presently proposed to be conducted by the Company, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Investor taken as a whole.

           5.2  Authorized/Outstanding Capital Stock. The authorized capital
                ------------------------------------
stock of the Investor consists of 305,000,000 shares, consisting of two classes:
300,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. An aggregate of 184,128,894 shares of the Company's Common Stock were issued and outstanding as of February 23, 2000. No shares of the Company's Preferred Stock are outstanding. As of February 23, 2000, there were outstanding options to purchase an aggregate of 51,282,418 shares of the Investor pursuant to the Investor's stock option plans, 12,385,280 shares of the Investor's Common Stock reserved for future issuance under its stock option plans and stock purchase plans, and 28,976,786 shares of the Investor's Common Stock reserved for the conversion of its convertible notes.

           5.3  Authorization. All corporate action on the part of the
                -------------
Investor's directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Investor under, this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement has been taken or will be taken prior to the Closing, and the authorization, issuance, reservation for issuance and delivery of all of the

Investor Common Shares being sold under this Agreement has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor represents that the Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement.

           5.4  Valid Issuance of Stock.
                -----------------------

                (a) The Investor Common Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than those created by the Company.

                (b)  Based in part on the representations made by the Company in
Section 3 hereof, the offer and sale of the Investor Common Shares solely to the Company in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States of California and Massachusetts.

           5.5  Governmental Consents. No consent, approval, order or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Investor in order to enable the Investor to execute, deliver and perform its obligations under this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement except for (i) the filings
                                                  ------ ---
required by the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and (ii) such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

           5.6  Compliance with Law and Documents. The Investor is not in
                ---------------------------------
violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and to the Investor's knowledge, except for any violations that individually and in the aggregate would not have a material adverse effect on the Investor's business, the Investor is in material compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Investor has not received any written notice of any material violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Investor's Certificate of Incorporation or Bylaws, any material judgment, order or decree of any court or arbitrator to which the Investor is a party or is subject, any agreement or contract filed by the Investor as an exhibit to (or incorporated by reference in) or required to be filed as an exhibit to (or incorporated by reference in) reports pursuant to Section 13(a) or 15(d) or the Exchange Act since and including the filing of the Investor's most recent annual report on Form 10-K (the "SEC Reports"), or, to the Company's knowledge, a material violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any material asset of the Company.

           5.7  Financial Statements. Each of the consolidated financial
                --------------------
statements (including, in each case, any related notes thereto) contained in the Investor's SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with the books and records of the Investor and generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Investor and its subsidiaries as at the respective dates thereof and the consolidated results of the Investor's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

           5.8  Certain Actions.  Since September 30, 1999, the Investor has
                ---------------
carried on its business in the ordinary course in all material respects substantially in accordance with the procedures and practices in effect on September 30, 1999, and except in connection with the transactions contemplated by this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement, since September 30, 1999 there has not been with respect to the Investor any change in the financial condition, properties, assets, liabilities, business or results of operations, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, have had or is reasonably likely to have a material adverse effect on the business, assets or financial condition of the Investor taken as a whole.

           5.9  Purchase for Own Account.  The Purchased Shares to be purchased
                ------------------------
by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that the Investor has not been formed for the specific purpose of acquiring Purchased Shares.

           5.10  Disclosure of Information. The Investor has received or has had
                 -------------------------
full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

           5.11  Investment Experience. The Investor understands that the
                 ---------------------
purchase of the Purchased Shares involves substantial risk. The Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

           5.12  Accredited Investor Status. The Investor is an "accredited
                 --------------------------
investor" within the meaning of Regulation D promulgated under the Securities
Act.

           5.13  Restricted Securities. The Investor understands that the
                 ---------------------
Purchased Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the SEC, as presently in effect, which permits certain limited sales of unregistered securities in specified circumstances, is not presently available with respect to the Purchased Shares and, in any event, requires that the Purchased Shares be held for a minimum of one year (and in some cases longer) after they have been purchased and paid for (within the meaning of Rule 144) before they may be resold under Rule 144. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investors' Rights Agreement. The Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares.

           5.14  Further Limitations on Disposition. Without in any way limiting
                 ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

                (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Purchased Shares to (A) a stockholder, or (B) the estate of any such stockholder; provided that in each of the foregoing cases the
                                --------
transferee agrees in writing to be subject to the terms of this Section 5 (other than Section 5.6) to the same extent as if the transferee were the Investor.

           5.15  Legends.  It is understood that the certificates evidencing the
                 -------
Purchased Shares (and any securities issued in respect of the Purchased Shares upon any stock split, stock dividend, merger, reorganization or recapitalization) will bear the legends set forth below:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

     6.    PRE-CLOSING COVENANTS.  During the time period from the date of this
           ---------------------
Agreement until the Closing:

           6.1  Regulatory Approvals. The parties will promptly execute and
                --------------------
file, or join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any governmental authority, whether federal, state, local or foreign, which may be reasonably required in connection with the consummation of the transactions contemplated hereby. The parties will use diligent efforts to obtain all such authorizations, approvals and consents.

          6.2  Satisfaction of Conditions Precedent.  The Company and Xcelera
               ------------------------------------
will use their diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, the Investor will use its diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and the parties will use their diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     7.    CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.  The obligations of
           -----------------------------------------------
the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

           7.1  Representations and Warranties True. The representations and
                -----------------------------------
warranties of the Company set forth in Section 3 (other than those in Section
3.28 for which this Section 7.1 is not applicable) (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates).

           7.2  Representations and Warranties True. The representations and
                -----------------------------------
warranties of Xcelera set forth in Section 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates).

           7.3  Performance. Each of the Company and Xcelera shall have
                -----------
performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all material approvals, consents and qualifications necessary to complete the purchase and sale described herein.

           7.4  Compliance Certificate. The Company shall have delivered to the
                ----------------------
Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 7.1 and 7.3 have been fulfilled. Xcelera shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Section 7.3 have been fulfilled.

           7.5  Securities Exemptions. The offer and sale of the Purchased
                ---------------------
Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

           7.6  Proceedings and Documents. All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, and they shall each have received all such certified or other copies of such documents as they may reasonably request. Such documents shall consist of the following:

                (a)  Certified Charter Documents. A copy of the Certificate of
                     ---------------------------
Incorporation and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

                (b)  Corporate Actions.
                     -----------------

                     (i) A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the approval of this Agreement, the Investors' Rights Agreement, the Co-

Sale Agreement, the Registration Rights Agreement and the Letter Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.

                     (ii) A copy of the resolutions of the Board of Directors and, if required, the stockholders of Xcelera evidencing the approval of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement and the Voting Agreement and the other matters contemplated hereby, certified by the Secretary of Xcelera to be true, complete and correct.

           7.7  Board of Directors. The Board Designee (as defined in the Voting
                ------------------
Agreement) shall be appointed to the Company's Board of Directors.

           7.8  Investors' Rights Agreement. The Company and Xcelera shall have
                ---------------------------
executed and delivered the Investors' Rights Agreement in the form attached to this Agreement as Exhibit C (the "Investors' Rights Agreement").
                  ---------

           7.9  Co-Sale Agreement. The Company and Xcelera shall have executed
                -----------------
and delivered the Right of First Refusal and Co-Sale Agreement in the form attached to this Agreement as Exhibit D (the "Co-Sale Agreement").
                              ---------

           7.10 Registration Rights Agreement. The Company and Xcelera shall
                -----------------------------
have executed and delivered the Registration Rights Agreement in the form attached to this Agreement as Exhibit E (the "Registration Rights Agreement").
                              ---------

           7.11  Letter Agreement. The Company shall have executed and delivered
                 ----------------
the Letter Agreement in the form attached to this Agreement as Exhibit G (the
                                                               ---------
"Letter Agreement").

           7.12  Voting Agreement. Xcelera shall have executed and delivered the
                 ----------------
Voting Agreement in the form attached to this Agreement as Exhibit I (the
                                                           ---------
"Voting Agreement").

          7.13  Hart-Scott-Rodino Compliance.  All applicable waiting periods
                ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

     8.    CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations
           --------------------------------------------------
of the Company and Xcelera to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor:

           8.1  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Investor set forth in Section 5 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates).

           8.2  Performance.  The Investor shall have performed and complied
                -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all material approvals, consents and qualifications necessary to complete the purchase and sale described herein.

           8.3  Compliance Certificate. The Investor shall have delivered to the
                ----------------------
Company and Xcelera at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

           8.4  Proceedings and Documents. All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's counsel, and they shall each have received all such certified or other copies of such documents as they may reasonably request. Such documents shall consist of the following:

                (a)  Certified Charter Documents. A copy of the Certificate of
                     ---------------------------
Incorporation and the Bylaws of the Investor (as amended through the date of the Closing), certified by the Secretary of the Investor as true and correct copies thereof as of the Closing.

                (b)  Corporate Actions. A copy of the resolutions of the Board
                     -----------------
of Directors and, if required, the stockholders of the Investor evidencing the approval of this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement, the Registration Rights Agreement, the Letter Agreement, the Commercial Agreement and the Voting Agreement, the issuance of the Investor Common Shares and the other matters contemplated hereby, certified by the Secretary of the Investor to be true, complete and correct.

           8.5  Payment of Purchase Price.  The Investor shall have delivered to
                -------------------------
the Company the purchase price in accordance with the provisions of Section 2.

           8.6  Securities Exemptions. The offer and sale of the Purchased
                ---------------------
Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

           8.7  Investors' Rights Agreement. The Investor shall have executed
                ---------------------------
and delivered the Investors' Rights Agreement.

           8.8  Co-Sale Agreement.  The Investor shall have executed and
                -----------------
delivered the Co-Sale Agreement.

           8.9  Registration Rights Agreement. The Investor shall have executed
                -----------------------------
and delivered the Registration Rights Agreement.

           8.10  Letter Agreement. The Investor shall have executed and
                 ----------------
delivered the Letter Agreement.

           8.11  Xcelera Purchase Agreement. The Closing (as defined in the
                 --------------------------
Xcelera Purchase Agreement) shall have occurred. This condition may be satisfied concurrently with the Closing of this Agreement.

           8.11  Voting Agreement. The Investor shall have executed and
                 ----------------
delivered the Voting Agreement.

           8.12  Hart-Scott-Rodino Compliance.  All applicable waiting periods
                 ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

           8.13  Nasdaq Listing.  The Investor Common Shares shall be authorized
                 --------------
for listing on the Nasdaq Stock Market, subject to notice of issuance.

     9.    GENERAL PROVISIONS.
           ------------------

           9.1  Survival of Warranties.
                ----------------------

                (a)  Generally.
                     ---------

                     (i) The representations, warranties and covenants of the Company, Xcelera and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen months, except with respect to the representations, warranties and covenants in Sections 3.1 through 3.6, 3.10,
3.21 through 3.26, 4.1 through 4.4, 5.1 through 5.6, and 5.9 through 5.14, which survive for the applicable statutory period; provided that nothing herein shall limit the right of an Indemnified Person (as defined below) to make a claim at any time against an Indemnifying Person (as defined below) for fraud or willful misconduct and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company, Xcelera or the Investor, or their respective counsel, as the case may be. The indemnification provided for in this Section 9.1 shall not apply unless and until the aggregate amounts of losses, liabilities or damages ("Losses") incurred by an Indemnified Person (as defined below) as a result of a breach of the representations, warranties and covenants (other than Section 3.28) by an Indemnifying Person under this Agreement exceed a cumulative aggregate of $6,375,000, in which event the Indemnifying Person shall, subject to the other limitations herein, be liable for all such amounts. The indemnification provided for in this Section 9.1 shall not apply unless and until the aggregate amounts of the Losses incurred by an Indemnified Person as a result of a breach of Section 3.28 exceed a cumulative aggregate of $25 million, in which event the Indemnifying Person shall, subject to the other limitations herein, be liable for all such amounts. Notwithstanding the foregoing, in no event shall the aggregate liability of the Company and Xcelera on one hand, or the Investor on the other hand, under this Section 9.1 or under Section 8.6 of the Xcelera Purchase Agreement, exceed $159,375,000.

                     (ii) Claims against an Indemnifying Person may be satisfied, to the extent desired by an Indemnifying Person, by the delivery of common stock acquired pursuant to this Agreement or the Xcelera Purchase Agreement. Shares of such common stock then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system) shall be deemed to have a value of the average of the closing prices of the shares of common stock on such exchange or system over the ten-day period ending three days prior to such delivery. Shares of such common stock with no active public market shall be deemed to have a value of the fair market value thereof, as determined in good faith by the Board of Directors of the issuer of such shares of common stock.

           (b) Procedure.  Each person entitled to indemnification under this
               ---------
Agreement (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action or unless the Indemnifying Person fails to assume the defense or pursue it in good faith, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 9.1 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

           9.2  Successors and Assigns. The terms and conditions of this
                ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors of the parties. This Agreement is not assignable by any party hereto without the written consent of the other party hereto.

  9.3  Governing Law.  This Agreement shall be governed by and construed under
       -------------
the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

  9.4  Counterparts.  This Agreement may be executed in two or more
       ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

  9.5  Headings.  The headings and captions used in this Agreement are used for
       --------
convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

  9.6  Notices.  Unless otherwise provided, any notice required or permitted
       -------
under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on the next business day following deposit with a nationally recognized overnight courier service and addressed to the party to be notified at the following address:

       (a)  If to the Investor:

            Exodus Communications, Inc.
            2831 Mission College Blvd.
            Santa Clara, CA  95054
            Attention:  Adam W. Wegner, General Counsel
            Phone:  (408) 346-2200
            Fax:  (408) 346-2206

            with a copy to:

            Fenwick & West LLP
            Two Palo Alto Square
            Palo Alto, CA  94306
            Attention:  David W. Healy, Esq.
            Phone:  (650) 494-0600
            Fax:  (650) 494-1417

       (b)  If to the Company:


            Mirror Image Internet, Inc.
            49 Dragon Court
            Woburn, MA  01801
            Attention:  Timo Aittola, Chief Financial Officer
            Phone:  (781) 376-1156
            Fax:  (781) 376-1104

            with a copy to:


            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY 10017
            Attention:  Brian M. Stadler, Esq.
            Phone:  (212) 455-3765
            Fax:  (212) 455-2503

       (c)  If to Xcelera:


            Xcelera.com Inc.
            P.O. Box 309
            Ugland House
            South Church Street
            Grand Cayman Islands, British West Indies
            Attention:  Gareth Griffiths
            Phone:  (345) 949-8066
            Fax:  (345) 949-8080

            with copies to:

            10 Ashton Drive
            Greenwich, CT 06831
            Attention:  Alexander M. Vik, President
            Phone:  (203) 622-1606
            Fax:  (203) 622-1610

            and


            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY 10017
            Attention:  Brian M. Stadler, Esq.
            Phone:  (212) 455-3765
            Fax:  (212) 455-2502

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 9.6.

  9.7  No Finder's Fees.  Each party represents that it neither is nor will be
       ----------------
obligated for any finder's or broker's fee or commission in connection with this transaction, except that the Company shall be responsible for a fee to Chase Securities Inc. and the Investor shall be responsible for a fee to Goldman, Sachs & Co.

  9.8  Costs, Expenses.  Each party will bear its respective expenses incurred
       ---------------
with respect to this Agreement and the transactions contemplated hereby.

  9.9  Amendments and Waivers.  Any term of this Agreement may be amended and
       ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Xcelera and the Investor.

  9.10  Severability.  If one or more provisions of this Agreement are held to
        ------------
be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

  9.11  Entire Agreement.  This Agreement, together with all exhibits and
        ----------------
schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

  9.12  Further Assurances.  From and after the date of this Agreement, upon the
        ------------------
request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

  9.13  Indemnification.  The Company and Xcelera hereby agree, jointly and
        ---------------
severally, to indemnify and hold harmless the Investor and its subsidiaries and each person, if any, who controls the Investor within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended, and their respective directors, officers, agents and employees (each, an "Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Indemnified Person may become subject as the result of any third-party action, claim or proceeding brought by a stockholder or a former stockholder of the Company with respect to events occurring prior to the date of this Agreement or with respect to this Agreement and the transactions contemplated hereby, and will reimburse any Indemnified Person for all expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto. The agreement of the Company in this Section shall be in addition to any liability the Company and Xcelera may otherwise have.

  9.14  Public Announcement.  Upon execution of this Agreement, the parties will
        -------------------
issue a press release approved by the parties announcing this Agreement and the transactions contemplated hereby. Thereafter, the Company, Xcelera or the Investor may issue such press releases, and make such other disclosures regarding this Agreement and the transactions contemplated hereby as it determines are required under applicable securities laws or regulatory rules.


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                                       18

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.


Mirror Image Internet, Inc.,        Exodus Communications, Inc.,
a Delaware corporation              a Delaware corporation

Name: /s/ Timo Aittola              Name: /s/ Ellen M. Hancock
     -------------------------           ---------------------------------------

By: Timo Aittola                    By: Ellen M. Hancock
   ---------------------------         -----------------------------------------

Title: Chief Financial Officer      Title: President and Chief Executive Officer
      ------------------------            --------------------------------------

Xcelera.com Inc.,
a Cayman Islands corporation

Name: /s/ Alexander M. Vik
     -------------------------

By: Alexander M. Vik
   ---------------------------

Title: Chief Executive Officer
       -----------------------






              [Signature Page to Common Stock Purchase Agreement]

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